UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2012

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

        On May 20, 2012, Yahoo! Inc., a Delaware corporation (the “Company”), entered into a Share Repurchase and Preference Share Sale Agreement (the “Repurchase Agreement”), by and among Yahoo! Inc., Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (“Alibaba”), and Yahoo! Hong Kong Holdings Limited, a Hong Kong corporation and wholly-owned subsidiary of Yahoo! Inc. (“YHK” and collectively with Yahoo! Inc., “Yahoo!”).

        Yahoo! currently owns a total of 1,046,565,416 ordinary shares (“Shares”) of Alibaba, representing approximately 42% of all outstanding Shares.

        Pursuant to the terms of the Repurchase Agreement, the parties have agreed, among other things, that (1) Alibaba will initially repurchase a minimum of 261.5 million Shares and a maximum of 523 million Shares from Yahoo! at a minimum price of $13.50 per Share (the “Initial Repurchase”), for a combination of cash and up to $800 million of Alibaba preference shares (“Preference Shares”); (2) at the time Alibaba completes an initial public offering (“IPO”) meeting certain criteria specified below, Yahoo! will sell (either directly to Alibaba or in the IPO) up to 261.5 million Shares (the “IPO Repurchase”); (3) upon the consummation of the Initial Repurchase, the parties will amend and restate the existing Shareholders Agreement, by and among Yahoo!, Softbank Corp., a Japanese corporation (“Softbank”), Jack Ma Yun and Joseph Tsai (together, the “Management Members”), both of whom are shareholders, directors and executive officers of Alibaba, and certain other shareholders named therein (as amended, the “New Shareholders Agreement”); (4) upon the consummation of the Initial Repurchase, Alibaba will pay to the Company $550 million in satisfaction of certain future royalty payments under the existing Technology and Intellectual Property License Agreement by and between the Company and Alibaba (the “TIPLA”), and the parties will amend and restate the TIPLA (the “TIPLA Amendment”); (5) upon the consummation of the Initial Repurchase, the parties will amend and restate the existing Registration Rights Agreement, by and among Yahoo!, Softbank, the Management Members and the other parties listed therein (as amended, the “Amended Registration Rights Agreement”), pursuant to which Yahoo! may, at its election, sell its remaining Shares; and (6) upon the consummation of the Initial Repurchase, the parties will terminate certain existing contractual limitations on Yahoo!’s ability to compete in the People’s Republic of China (“PRC”), in each case as more fully described below (the transactions contemplated by the Repurchase Agreement, the “Transactions”).

Initial Repurchase

        Pursuant to the terms of the Repurchase Agreement, Alibaba will initially repurchase from Yahoo! between 261.5 million and 523 million Shares, depending on the amount of financing raised by Alibaba to make the repurchase. Yahoo! will sell 261.5 million Shares to Alibaba if Alibaba completes a Qualified Resale (as defined below) with gross proceeds of least $1 billion and 523 million Shares if Alibaba completes a Qualified Resale with gross proceeds of at least $2 billion, with any repurchase over 261.5 million Shares subject to Alibaba obtaining sufficient additional financing to complete such repurchase. The number of Shares sold will increase linearly from 261.5 million up to 523 million for a Qualified Resale between $1 billion and $2 billion. A “Qualified Resale” is a sale of Shares by Alibaba to persons other than Mr. Ma, Mr. Tsai, Softbank or their affiliates, where at least 25% of the Shares sold by Alibaba are sold to parties that are not current shareholders of Alibaba. The terms of any financing are in Alibaba’s discretion. Yahoo! will sell the repurchased Shares to Alibaba at a per share price equal to the greater of $13.50 and the discounted price per share at which Alibaba raises equity financing. The discount to Alibaba’s Qualified Resale price will be 12.5% at a per-share price of $15.43 and below (provided, that the repurchase price can never be less than $13.50 per share), 12.5% to 20% at prices of $15.43 to $19.29, and 20% at prices of $19.29 and above. An agreed-upon formula will be used to determine an ordinary share equivalent price if Alibaba sells preference shares or other derivative securities rather than ordinary shares. If Alibaba does not complete a Qualified Resale with gross proceeds of at least $1 billion, Yahoo! has the option to require Alibaba to repurchase 261.5 million Shares for $13.50 per Share.

        Alibaba may elect to deliver up to $800 million of the consideration for the Initial Repurchase in the form of Preference Shares rather than cash. The maximum $800 million amount of Preference Shares that Alibaba may use will be reduced, in accordance with the terms of the Repurchase Agreement, to the extent that Alibaba purchases less than the full 523 million Shares. Alibaba is not required to use Preference Shares as consideration and may instead elect to pay the entire consideration in cash.

        Alibaba will not be required to close the Initial Repurchase (1) before September 20, 2012 (but may elect to do so if it has completed a Qualified Resale and obtained any other necessary financing) or (2) if the Transactions are delayed under specified circumstances, then during a Tolling and Marketing Period (as defined below under “Termination Provisions”).

Post-Closing Price Adjustment

        Yahoo! is entitled to a price adjustment if, following the closing of the Initial Repurchase, Alibaba obtains replacement financing by selling equity interests at a higher per-share price for proceeds of more than $500 million and uses such proceeds to repurchase equity interests or repay certain indebtedness of Alibaba or its subsidiaries. This price adjustment is calculated on a weighted average basis taking into account all equity securities sold on an ordinary share equivalent basis.

        The post-closing price adjustment applies to equity refinancing by Alibaba before the earlier of the nine month anniversary of the Initial Repurchase closing date and April 30, 2013. However, if a Tolling and Marketing Period has occurred and not ended by September 20, 2012, then this period will expire no earlier than six months after Alibaba enters into binding financing agreements for the sale of Alibaba Shares in a Qualified Resale or, if Alibaba enters into binding financing agreements to sell equity securities (other than Shares) at a price that would increase the repurchase price that Yahoo! would receive for its Shares, as determined by an agreed upon formula.

IPO Repurchase

        In the event Alibaba completes a Qualified IPO in the future, Yahoo! will, at Alibaba’s election, either sell up to 261.5 million Shares either back to Alibaba concurrently with the completion of the Qualified IPO, or will sell 261.5 million Shares directly to IPO purchasers as part of the Qualified IPO. If the Shares are sold back to Alibaba, the purchase price per Share in the IPO Repurchase will be equal to the IPO per share price less specified fees and underwriter discounts. If a Qualified IPO has not occurred by December 31, 2015, Yahoo! shall only be required to sell such Shares as it owns at the time of a Qualified IPO. A “Qualified IPO” must meet the following criteria: (1) the gross proceeds of the IPO are at least $3 billion; (2) the Shares offered in the IPO are listed on the Hong Kong Stock Exchange or a U.S. national securities exchange, or under certain circumstances, listed elsewhere in the PRC; (3) the gross offering price per share exceeds 110% of the price at which Yahoo! sells Shares to Alibaba in the Initial Repurchase; and (4) one of the joint global coordinators of the IPO is selected by Yahoo!.

Preference Shares

        If issued to Yahoo!, the Preference Shares will yield semi-annual dividends at a rate per annum of up to 10%, with at least 3% payable in cash and the remainder accruing and resulting in an increase to the liquidation preference. The dividend rate is subject to downward adjustment based on Alibaba’s credit rating in accordance with an agreed ratings grid. Until the Preference Shares have been redeemed, Alibaba will not pay dividends on its Shares. Alibaba must redeem the Preference Shares for cash at a price equal to the liquidation preference, which includes accrued dividends (1) on the tenth anniversary of the issue date (provided that the mandatory redemption date will be accelerated by one year for each percentage point that the dividend rate is reduced below 10% pursuant to the downward adjustment described above), (2) upon a fundamental change (which includes a change of control of Alibaba, an Alibaba bankruptcy, a sale of substantially all of Alibaba’s assets, and a spin-off of significant Alibaba subsidiaries, with certain exceptions), or (3) 30 days after any failure to pay the minimum cash dividend, subject to a standstill period to be negotiated with Alibaba’s senior lenders. The Preference Shares will be freely transferable by Yahoo! after 18 months, will be callable by Alibaba at any time at the liquidation preference, which includes accrued dividends, and will not be convertible. The Preference Shares will not have any governance, voting or consent rights, other than (1) customary voting rights on amendments to the charter documents of Alibaba that may have an adverse effect on the Preference Shares, (2) prohibitions on the issuance of equity securities senior to the Preference Shares and (3) customary protective provisions in the event of an Alibaba merger, liquidation, or certain other significant corporate events.

Conditions to Closing

        The parties’ obligations to consummate the transactions under the Repurchase Agreement are subject customary closing conditions. The closing of the Initial Repurchase is expected to occur within six months of May 20, 2012, the date of signing of the Repurchase Agreement.

Termination Provisions

        The Repurchase Agreement contains termination rights, including among others, that at any time before the closing of the Initial Repurchase, the Repurchase Agreement may be terminated as follows: (1) upon unanimous written agreement of all parties; (2) by either Yahoo! or Alibaba if a governmental authority permanently enjoins or prohibits the transactions; (3) by Yahoo! (i) if all conditions to Alibaba’s obligations to complete the Initial Repurchase are satisfied and the Initial Repurchase has not closed by the later of September 20, 2012 and the last day of a Tolling and Marketing Period, if such a period has occurred, (ii) the Initial Repurchase has not closed by the later of November 20, 2012 and the last day of a Tolling and Marketing Period, if such a period has occurred, or (iii) if Alibaba breaches certain of its representations or warranties, covenants or agreements and fails to cure such breach; and (4) by Alibaba (i) if the Initial Repurchase has not closed by November 20, 2012, or if a Tolling and Marketing Period has commenced before such time, February 20, 2013, or (ii) if Yahoo! breaches certain of its representations or warranties, covenants or agreements and fails to cure such breach. A “Tolling and Marketing Period” (a) begins on the earlier of (i) the date a private party obtains an injunction preventing the Transactions and (ii) the date of a court hearing on such an injunction if such hearing is scheduled to occur prior to September 20, 2012, and (b) ends (x) two months after such injunction is lifted or after such hearing is concluded without an injunction or (y) on May 20, 2013, if the injunction is not lifted before then.

        Yahoo!’s remedies if Alibaba breaches the Repurchase Agreement are (1) termination of the Repurchase Agreement or (2) specific enforcement of Alibaba’s obligation to repurchase 261.5 million Shares. Alibaba’s remedies if Yahoo! breaches the Repurchase Agreement are (1) termination of the Repurchase Agreement, (2) specific enforcement of Yahoo!’s obligations to sell the repurchased Shares, or (3) to effect the TIPLA Amendment, subject in certain cases to repurchase of at least 261.5 million Shares. Further, Alibaba may elect to either effect the TIPLA Amendment or seek reimbursement from Yahoo! for $100 million in expenses if the Repurchase Agreement is terminated as a result of certain injunctions preventing Yahoo! from consummating the Initial Repurchase.

TIPLA Amendment

        Concurrently with the closing of the Initial Purchase under the Repurchase Agreement or upon certain terminations of the Repurchase Agreement (the “Effective Date”), the Company and Alibaba will enter into the TIPLA Amendment. Upon the effectiveness of the TIPLA Amendment, Alibaba will make an initial payment of $550 million to the Company in satisfaction of certain future royalty payments under the original TIPLA and thereafter Alibaba will pay the Company royalties in accordance with the royalty calculation provisions of the original TIPLA from the Effective Date until the earlier of the four year anniversary of the Effective Date and a Qualified IPO. The Company will grant to Alibaba and its subsidiary, China Y Holding Limited and its subsidiaries (“China Yahoo!”), a transitional trademark license to continue to operate the China Yahoo! sites and service under certain Company trademarks in accordance with the terms of the TIPLA Amendment for up to four years following the Effective Date. On the Effective Date, Alibaba will also grant the Company a license to patents and patent applications outside the PRC that are held by Alibaba on or prior to the first anniversary of the Effective Date, for a specified term subject to early termination or suspension upon certain events.

New Shareholders Agreement

        Pursuant to the terms of the New Shareholders Agreement, to be entered into upon the consummation of the Initial Repurchase, the board of directors of Alibaba will have four directors until an IPO (or until all parties agree to expand the board, subject to a maximum of five directors prior to an IPO): two to be named by the Management Members, one to be named by Softbank, and one to be named by Yahoo! as long as it owns at least 398,871,490 Shares (approximately 38% of Yahoo!’s aggregate current holdings). Under the New Shareholders Agreement, Yahoo! will no longer have a right to name a second director, Yahoo! and Softbank will have parallel approval rights, and Yahoo! will no longer have unilateral approval rights over (1) certain debt and equity issuances (which will become a matter for board approval), and (2) Alibaba entering into new business lines outside of the PRC. Subject to certain share ownership conditions, each of Yahoo!, Softbank and the Management Members will have a veto over employee stock plans, change in control transactions, and dispositions in excess of certain thresholds, among other things. The New Shareholders Agreement also increases the thresholds for acquisitions, dispositions and debt incurrence that require the prior approval of at least a majority of the directors at a board meeting.

        The New Shareholders Agreement also provides that, prior to an IPO of Alibaba meeting certain conditions, Yahoo! and Softbank must vote all Shares that represent voting power exceeding 35% individually, or 49.9% collectively, of the issued and outstanding Alibaba Shares as directed by the Management Members’ representative. Following an IPO of Alibaba meeting certain conditions, Yahoo! must vote all Shares exceeding 19.9%, and Softbank must vote all Shares exceeding the greater of (1) 35% minus the percentage then owned by Yahoo! and (2) 30%, of the issued and outstanding Alibaba Shares, as directed by the Management Members’ representative.

        Under the New Shareholders Agreement, Yahoo!, Softbank, and the Management Members will continue to have rights of first offer and tag-along rights with respect to certain sales of Shares by the other parties. However, such rights will terminate upon the completion of an IPO of Alibaba meeting certain conditions.

Amended Registration Rights Agreement

        Pursuant to the terms of the Amended Registration Rights Agreement to be entered into upon the consummation of the Initial Repurchase, Yahoo!, Softbank, and certain Alibaba shareholders (collectively, the “Holders”) holding at least 30% of the outstanding Shares having demand registration rights may demand, subject to customary limitations, that Alibaba conduct an IPO in the United States; however, any such demand must be for an offering that includes at least 10% of the Shares owned by the Holders, and this demand right terminates upon a Qualified IPO. The Holders will have piggyback rights, but such piggyback rights will not apply to an IPO initiated by Alibaba, and Alibaba may withhold piggyback rights for one post-IPO Alibaba initiated underwritten offering. Alibaba may grant similar piggyback rights to other existing or future shareholders. In the case of any Alibaba-initiated offering, the Holders shall enter into a lockup agreement of up to 180 days in connection with an underwritten offering (or up to one year for an IPO). After an IPO of Alibaba, Yahoo! may demand that Alibaba provide marketing support for certain significant offerings or sales of Shares.

Investment Agreement Terminations

        Upon the consummation of the Initial Repurchase, the Investment Agreement by and between the Company and Alibaba and the Investment Agreement by and between the Company and Alibaba.com Limited, which placed contractual limitations on the Company’s ability to compete with Alibaba in the PRC, will be terminated.

The foregoing summary of the Repurchase Agreement is subject to, and is qualified in its entirety by, the full text of the Repurchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference and each foregoing summary of the Preference Shares and the New Shareholders Agreement, respectively, is subject to, and is qualified in its entirety by, the full text of each of the Resolutions of the Board of Directors Establishing and Approving the Designation, Preferences, and Rights of Series A Mandatorily Redeemable Preference Shares of Alibaba and the New Shareholders Agreement, respectively, the form of each of which is attached as an exhibit to the Repurchase Agreement and incorporated herein by reference.

Safe Harbor for Forward Looking Statements

        This Form 8-K contains forward-looking statements concerning the Repurchase Agreement entered into by Yahoo! with Alibaba, including, without limitation, statements about the expected timing of closing of the Transactions, the ability of Yahoo! to monetize its holdings in Alibaba in both the near-term and in the future, the potential for an initial public offering of Alibaba Shares, and other expected benefits of the Repurchase Agreement and related agreements. Risks and uncertainties may cause actual results and benefits of the Transactions contemplated by the Repurchase Agreement and related agreements to differ materially from expectations. The potential risks and uncertainties include, among others, the failure to consummate or delays in consummating the Transactions; uncertainty regarding the future valuation of Alibaba; uncertainty regarding the financing of the Transactions; uncertainty regarding if and when there will be an initial public offering of Alibaba Shares; general economic and market conditions; and the possibility that some or all of the expected benefits of the Repurchase Agreement and related agreements may not be realized. All information set forth in this Form 8-K is as of May 24, 2012. The Company does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances; however, the Company may update any portion thereof at any time in its discretion. More information about potential factors that could affect the Company’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which are on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Share Repurchase and Preference Share Sale Agreement, by and between Alibaba Group Holding Limited, Yahoo! Inc., and Yahoo! Hong Kong Holdings Limited, dated as of May 20, 2012.*

* Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.
(Registrant)

By:	/s/ Michael J. Callahan
	Name:	Michael J. Callahan

	Title:	Executive Vice President, General Counsel and Secretary

Date: May 24, 2012